SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 14, 2003



Commission     Registrant, State of Incorporation,           I.R.S. Employer
File Number    Address and Telephone Number                  Identification No.

1-8809        SCANA Corporation                                   57-0784499
              (a South Carolina Corporation)
              1426 Main Street, Columbia, South Carolina  29201
              (803) 217-9000

1-3375        South Carolina Electric & Gas Company               57-0248695
              (a South Carolina Corporation)
              1426 Main Street, Columbia, South Carolina  29201
              (803) 217-9000



                                 Not applicable
--------------------------------------------------------------------------------
     (Former name or former address, if changed since last report)

Item 5.   OTHER EVENTS AND REGULATION FD DISCLOSURES


     In August 2002, South Carolina Electric & Gas Company (SCE&G) filed an application with the Public Service Commission of South Carolina (SCPSC) requesting a $104.7 million increase in retail electric revenues. On January 14, 2003 the SCPSC granted a $70.7 million increase, effective with the first billing cycle in February 2003. This rate increase relates primarily to SCE&G's power generation project recently completed at Urquhart Station and to the Jasper County, South Carolina generating station project, as well as to equipment required for environmental and air quality improvements. The SCPSC based the approved rates on a 12.45 percent authorized return on common equity.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             SCANA Corporation
                                               (Registrant)




January 15, 2003                   By:    s/James E. Swan, IV
                                          James E. Swan, IV
                                          Controller








     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   South Carolina Electric & Gas Company
                                               (Registrant)




January 15, 2003                         By:    s/James E. Swan, IV
                                                James E. Swan, IV
                                                Controller